UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza American Drive, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed on January 23, 2017, NCI, Inc., a Delaware corporation (the “Company”), commenced an internal investigation upon discovering that its former controller, Jon Frank, had been embezzling money from the Company.

Following the Company’s filing of a Stipulation to Entry of Preliminary Injunction with the Circuit Court of Fairfax County in the State of Virginia, on February 2, 2017, the Honorable Chief Judge White entered an Order for Preliminary Injunction and Asset Freeze (the “Preliminary Injunction”) against Mr. Frank. Among other things, the Preliminary Injunction placed an immediate freeze on all monies and assets of Mr. Frank and ordered Mr. Frank to prepare and deliver to the Company an accounting of his personal assets. Also, pursuant to the Preliminary Injunction, Mr. Frank agreed to cooperate with the Company to identify, recover and return to the Company all assets, which he obtained wrongfully or acquired with wrongfully-obtained funds.

In addition, the Company self-reported Mr. Frank’s embezzling to the U.S. Department of Justice (the “DOJ”) and the U.S. Securities and Exchange Commission (the “SEC”). On February 8, 2017, the SEC commenced a formal investigation and has served the Company with a subpoena requesting relevant documents and information. The Company is cooperating fully with the DOJ and the SEC in connection with their respective investigations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI, Inc.

By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer, and Treasurer

Date: February 13, 2017